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                                                                  Exhibit (a)(3)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

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
  For this type of        Give the social security
  account:                number of --
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                                        Payees that may be exempt from backup
                                        withholding include:
                                        . A corporation.
                                        . A financial institution.
                                        . A dealer in securities or
                                          commodities required to register in
                                          the United States, the District of
                                          Columbia, or a possession of the
   1. Individual          The individual  United States.
                                        . A real estate investment trust.
                                        . A common trust fund operated by a
                                          bank under Section 584(a).
   2. Two or more         The actual owner of the
      individuals         account or, if combined
      (joint account)     funds, the first
                          individual on the
                          account/1/
                                        . An entity registered at all times
                                          during the tax year under the
                                          Investment Company Act of 1940.
                                        . A middleman known in the investment
   3. Custodian account   The minor/2/    community as a nominee or who is
      of a minor                          listed in the most recent
      (Uniform Gift to                    publication of the American Society
      Minors Act)                         of Corporate Secretaries, Inc.,
                                          Nominee List.
                                        . A futures commission merchant
                                          registered with the Commodity
                                          Futures Trading Commission.
   4. a. The usual        The grantor-trustee/1/
         revocable
         savings trust
         account
         (grantor is
         also trustee)
      b. So-called        The actual owner/1/
         trust account
         that is not a
         legal or valid
         trust under
         state law
                                        . A foreign central bank of issue.

                                        Payments of dividends and patronage
                                        dividends generally exempt from
                                        backup withholding include:
                                        . Payments to nonresident aliens
                                          subject to withholding under
                                          Section 1441.
                                        . Payments to partnerships not
                                          engaged in a trade or business in
   5. Sole                The owner/3/    the United States and that have at
      proprietorship                      least one nonresident alien
                                          partner.
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
                          Give the employer
  For this type of        identification number of
  account:                --
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                                        . Payments of patronage dividends not
                                          paid in money.
                                        . Payments made by certain foreign
                                          organizations.
                                        . Section 404(k) payments made by an
                                          ESOP.


                                        Payments of interest generally exempt
   6. Sole                The owner/3/  from backup withholding include:
      proprietorship                    . Payments of tax-exempt interest
                                          (including exempt-interest
                                          dividends under Section 852).
   7. A valid trust,      The legal entity/4/
      estate, or
      pension trust
                                        . Payments described in Section
                                          6049(b)(5) to nonresident aliens.
                                        . Payments on tax-free covenant bonds
                                          under Section 1451.
   8. Corporate           The corporation
                                        . Payments made by certain foreign
                                          organizations.
   9. Association,        The organization
      club, religious,
      charitable,
      educational, or
      other tax-exempt
      organization

                                        Certain payments, other than payments
                                        of interest, dividends, and patronage
                                        dividends, that are exempt from
                                        information reporting are also exempt
                                        from backup withholding. For details,
                                        see Sections 6041, 6041A, 6042, 6044,
                                        6045, 6049, 6050A and 6050N and the
                                        regulations thereunder.
  10. Partnership         The partnership

  11. A broker or         The broker or nominee
      registered
      nominee

                                        Exempt payees should complete a
                                        substitute Form W-9 to avoid possible
                                        erroneous backup withholding. Furnish
                                        your taxpayer identification number,
                                        write "EXEMPT" in Part 2 of the form,
                                        sign and date the form and return it
                                        to the payer.
  12. Account with the    The public entity
      Department of
      Agriculture in
      the name of a
      public entity
      (such as a State
      or local
      government,
      school district,
      or prison) that
      receives
      agricultural
      program payments

                                        Privacy Act Notice. -- Section 6109
                                        requires you to provide your correct
                                        taxpayer identification number to
                                        payers who must report the payments
                                        to the IRS. The IRS uses the numbers
                                        for identification purposes and to
                                        help verify the accuracy of your
                                        return and may also provide this
                                        information to various government
                                        agencies for tax enforcement or
                                        litigation purposes. Payers must be
                                        given the numbers whether or not
                                        recipients are required to file tax
                                        returns. Payers must generally
                                        withhold 31% of taxable interest,
                                        dividend, and certain other payments
                                        to a payee who does not furnish a
                                        taxpayer identification number to a
                                        payer. Certain penalties may also
                                        apply.
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
/1/List first and circle the name of
  the person whose number you
  furnish. If only one person on a
  joint account has a social security
  number, that person's number must
  be furnished.
/2/Circle the minor's name and
  furnish the minor's social security
  number.
/3/You must show your individual
  name, but you may also enter your
  business or "doing business as"
  name. You may use either your
  social security number or your
  employer identification number (if
  you have one).

/4/List first and circle the name of    Penalties
  the legal trust, estate, or pension
  trust. (Do not furnish the taxpayer
  identification number of the
  personal representative or trustee
  unless the legal entity itself is
  not designated in the account
  title.)

NOTE: If no name is circled when
 there is more than one name listed,
 the number will be considered to be
 that of the first name listed.

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                                        (1) Failure to Furnish Taxpayer
Obtaining a Number                      Identification Number. -- If you fail
                                        to furnish your taxpayer
If you don't have a taxpayer            identification number to a payer, you
identification number, obtain Form      are subject to a penalty of $50 for
SS-5, Application for a Social          each such failure unless your failure
Security Card, at the local Social      is due to reasonable cause and not to
Security Administration office, or      willful neglect.
Form SS-4, Application for Employer
Identification Number, by calling
1 (800) TAX-FORM, and apply for a
number.

                                        (2) Civil Penalty for False
                                        Information With Respect to
                                        Withholding. -- If you make a false
                                        statement with no reasonable basis
                                        that results in no backup
                                        withholding, you are subject to a
                                        $500 penalty.

Payees Exempt from Backup Withholding
Payees specifically exempted from
withholding include:

 . An organization exempt from tax       (3) Criminal Penalty for Falsifying
  under Section 501(a), an individual   Information. -- Willfully falsifying
  retirement account (IRA), or a        certifications or affirmations may
  custodial account under Section       subject you to criminal penalties
  403(b)(7), if the account satisfies including fines and/or imprisonment. the requirements of Section
  401(f)(2).

                                          FOR ADDITIONAL INFORMATION CONTACT
 . The United States or a state           YOUR TAX CONSULTANT OR THE INTERNAL
  thereof, the District of Columbia,               REVENUE SERVICE.
  a possession of the United States,
  or a political subdivision or
  wholly-owned agency or
  instrumentality of any one or more
  of the foregoing.

 . An international organization or
  any agency or instrumentality
  thereof.
 . A foreign government and any
  political subdivision, agency or
  instrumentality thereof.